Exhibit 5.2
726 Exchange Street, Suite 800 Buffalo, New York 14210 Phone 716.845.6000
June 16, 2026
HIVE Digital Technologies Ltd. Suite 128 7900 Callaghan Road San Antonio, Texas 78229

Re: HIVE Digital Technologies Ltd.

Ladies and Gentlemen:

We have acted as special United States counsel to HIVE Digital Technologies Ltd., a British Columbia corporation (the "Company"), in connection with a post-effective amendment on Form S-3 to the registration statement on Form F-3 initially filed on November 20, 2025 (File No. 333-291676)  (such registration statement, as amended the "Registration Statement") to be filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the "Rules and Regulations") of: (i) shares of the Company's no par value common stock ("Common Stock"), (ii)  debt securities of the Company ("Debt Securities"), which may be issued in one or more series under an indenture or a supplemental indenture (collectively, the "Indenture") proposed to be entered into by the Company and the trustee to be named therein, the form of which is filed as an exhibit to the Registration Statement, (iii) warrants to purchase shares of Common Stock and/or Debt Securities of the Company ("Warrants"), which may be issued pursuant to one or more warrant agent agreements (each, a "Warrant Agreement") proposed to be entered into by the Company and one or more warrant agents to be named therein, (iv) subscription receipts for Common Shares, Warrants, or Debt Securities, in any combination (the "Subscription Receipts"); which may be issued pursuant to one or more subscription receipts agreements (each, a "Subscription Receipts Agreement") proposed to be entered into by the Company and one or more subscription agents to be named therein, (v) share purchase contracts ("Purchase Contracts") obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, shares of Common Stock, at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a "Purchase Contract Agreement") proposed to be entered into by the Company and one or more purchase contract agents to be named therein, (vi) units comprising one or more Common Shares, Debt Securities, Warrants, Subscription Receipts, Share Purchase Contracts or other security, in any combination (the "Units"); which may be issued pursuant to one or more agreements (each, a "Unit Purchase Agreement") proposed to be entered into by the Company and one or more unit purchase agents to be named therein, and (ix) such indeterminate number of shares of Common Stock and indeterminate amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Debt Securities, Warrants or Subscription Receipts or settlement of any Purchase Contracts or Units, including such shares of Common Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (collectively, "Indeterminate Securities").

HIVE Digital Technologies Ltd.
June 16, 2026

The Common Stock, Debt Securities, Warrants, Subscription Receipts, Purchase Contracts, and Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the "Securities." The term "Transaction Documents" means the Indenture and the supplemental indentures and officer's certificates establishing the terms of the Debt Securities pursuant thereto, the Warrant Agreements, the Subscription Receipts Agreements, the Purchase Contract Agreements, the Unit Purchase Agreements and any other applicable definitive purchase, underwriting, or similar agreement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have relied as to certain matters of fact, without investigation, upon a certificate of an officer of the Company. We have also relied, to the extent we have determined such reliance to be appropriate, without independent investigation and with the permission of MLT Aikins LLP, on the opinion of MLT Aikins LLP dated of even date herewith, as Canadian counsel to the Company, which is filed as Exhibit 5.1 to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement, (ii) the form of Indenture filed as an exhibit to the Registration Statement.

In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. With respect to documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and the validity and binding effect thereof on such parties.

Each of the opinions expressed herein presume that all of the following (collectively, the "General Conditions") shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, and such effectiveness has not been terminated or rescinded; (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company and the other parties thereto; and (iv) the Board of Directors of the Company, including any duly authorized committee thereof, shall have taken all necessary corporate action to approve the issuance and sale of such Securities and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors of the Company.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

HIVE Digital Technologies Ltd.
June 16, 2026

1.  With respect to any series of Debt Securities offered by the Company, including any Indeterminate Securities constituting Debt Securities of such series (the "Offered Debt Securities"), when (i) each of the General Conditions shall have been satisfied, (ii) the Indenture has been qualified under the Trust Indenture Act of 1939; (iii) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered or otherwise distributed in accordance with the provisions of the Indenture and any other applicable Transaction Document, upon payment of the agreed-upon consideration therefor, such Offered Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

2. With respect to any Warrants offered by the Company (the "Offered Warrants"), when (i) the General Conditions shall have been satisfied, (ii) the Common Stock, Debt Securities or other security for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (iii) the Offered Warrants have been duly executed, issued and delivered in accordance with the provisions of the applicable Warrant Agreement and Transaction Documents, upon payment of the agreed-upon consideration therefor, such Offered Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

3. With respect to any Subscription Receipts offered by the Company (the "Offered Subscription Receipts"), when (i) the General Conditions shall have been satisfied, (ii) the Common Stock, Debt Securities and/or Warrants relating to such Offered Subscription Receipts have been duly authorized for issuance by the Company and (iii) the Subscription Receipts Agreements have been duly executed, issued, and delivered in accordance with the provisions of the applicable Transaction Documents, the Offered Subscription Receipts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents and upon payment of the agreed-upon consideration therefor, such Offered Subscription Receipts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4. With respect to any Purchase Contracts offered by the Company (the "Offered Purchase Contracts"), when (a) the General Conditions shall have been satisfied, (b) the shares of Common Stock relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents and upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5. With respect to any Units offered by the Company (the "Offered Units"), when (a) the General Conditions shall have been satisfied, (b) the Unit Purchase Contract, Common Stock, Warrants, Debt Securities, or other securities of the Company, or any combination of the foregoing, included in such Offered Units have been duly authorized for issuance and (c)  the Offered Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Unit Purchase Agreement, the Offered  Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Documents and upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

HIVE Digital Technologies Ltd.
June 16, 2026

Without limiting the generality of the foregoing, the opinions and confirmations set forth herein are subject to the following additional assumptions, exceptions, qualifications, and limitations:

A. We are members of the Bar of the State of New York, and the opinions expressed herein concern only the applicable laws of the State of New York and the applicable federal laws of the United States as expressly limited herein, each as currently in effect. We render no opinions or advice related to the law of any other state or any other jurisdiction or as to the application of conflict of laws principles.

B. We have assumed that each of the Transaction Documents will be governed by the internal laws of the State of New York, and that such provision will be a valid and legal provision.

C. We have assumed (i) that each of the Transaction Documents has been or will be duly authorized, executed and delivered by each of the parties thereto, (ii) that there shall be no terms or provisions contained in any Transaction Document or any other agreement pursuant to which Securities shall be issued that would affect the opinions rendered herein, (iii) that each of the Transaction Documents constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (iv) that the status of each of the Transaction Documents as legally valid and binding obligations of the parties will not be affected by any (1) breaches of, or defaults under, agreements or instruments, (2) violations of statutes, rules, regulations or court or governmental orders, or (3) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

D. Without limiting the generality of anything contained herein, we have also assumed that: neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the laws of the State of New York); and (iv) neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

E. Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, (ii) (1) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (2) concepts of materiality, reasonableness, good faith and fair dealing, and (3) the discretion of the court before which a proceeding is brought, and (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

F. We express no opinion as to (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (iii) waivers of rights or defenses, (iv) any provision requiring the payment of attorneys' fees, where such payment is contrary to law or public policy, (v) any provision permitting, upon acceleration of any Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (vi) the creation, validity, attachment, perfection, or priority of any lien or security interest, (vii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (viii) waivers of broadly or vaguely stated rights, (ix) provisions for exclusivity, election or cumulation of rights or remedies, (x) provisions authorizing or validating conclusive or discretionary determinations, (xi) grants of setoff rights, (xii) proxies, powers and trusts, (xiii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xiv) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (xv) the severability, if invalid, of provisions to the foregoing effect.

HIVE Digital Technologies Ltd.
June 16, 2026

G. We have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment. Further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process.

H. This opinion letter shall be interpreted in accordance with customary practice of United States lawyers who regularly give opinions in transactions of this type.

I.  We have assumed that the Indenture will be duly authorized, executed and delivered by the trustee in substantially the form reviewed by us.

We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

KAVINOKY COOK LLP
/s/	Jonathan H. Gardner
Jonathan H. Gardner
Partner
For the Firm